Exhibit 10.4

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES OR “BLUE SKY LAWS,” AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE
(Unsecured)

[$ ]	[date}

FOR VALUE RECEIVED, the undersigned, GulfSlope Energy, Inc., a Delaware corporation (“Maker”), at 2500 City West, Houston, Texas 77042, hereby unconditionally promises to pay to the order of [                         ] (“Payee”), at [                                                  ] , the principal sum of  [                                   ] DOLLARS ($         ), in lawful money of the United States of America, together with interest on the unpaid principal balance at the rate of 5% per annum.

The entire unpaid balance of this Note, including all unpaid and accrued interest, shall be due and payable on demand.  Payments of any sums due to the Payee and/or holder under the terms of this Note shall be made via wire transfer.  If any payment hereunder would otherwise become due and payable on a day on which banks are closed or permitted to be closed in Houston, Texas, such payment shall become due and payable on the next succeeding day on which banks are open and not permitted to be closed in Houston, Texas.

If default occurs in the payment of any principal or interest when due hereunder, or upon Maker’s insolvency, the appointment of a receiver of all or any part of Maker’s property, an assignment for the benefit of creditors of Maker, or the commencement of any proceeding under any bankruptcy, insolvency or debtor relief laws by or against Maker, the Payee hereof may, at its option, declare the entirety of this Note, principal and interest, immediately due and payable, and pursue any and all other remedies available to it at law or in equity.  If this Note is given to an attorney for collection, or if suit is brought for collection, or if it is collected through bankruptcy, or other judicial proceedings, then Maker shall pay Payee all costs of collection, including reasonable attorney’s fees and court costs, in addition to other amounts due.

Maker agrees that if Maker defaults in the payment of any payment required hereunder, whether payment of principal or interest, Maker promises to pay, on demand, interest on any such unpaid amounts, from the date the payment is due to the date of actual payment, at the rate of the lesser of (i) eighteen percent (18%) per annum and (ii) the maximum nonusurious rate permitted by applicable law.

Each right, power, and remedy of the Payee as provided for in this Note, or now or hereafter existing under any applicable law or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Note now or hereafter existing under any applicable law, and the exercise or beginning of the exercise by the Payee of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by the Payee of any or all such other rights, powers, or remedies.  No failure or delay by the Payee to insist upon the strict performance of any term, condition, covenant, or agreement of this Note, or to exercise any right, power, or remedy upon a breach thereof, shall constitute a waiver of any such term, condition, covenant, or agreement or of any such breach, or preclude the Payee from exercising any such right, power, or remedy at a later time or times.  By accepting payment after the due date of any amount payable under the terms of this Note, the Payee shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under the terms of this Note or to declare an event of default for the failure to effect such prompt payment of any such other amount.  No course of dealing or conduct shall be effective to amend, modify, waive, release, or change any provisions of this Note.

General

Maker reserves the right to prepay the outstanding principal balance of this Note, in whole or in part, at any time and from time to time, without premium or penalty.  The Maker and any other party ever liable for payment of any sums of money payable on the Note, jointly and severally, waive presentment, protest and notice of protest and nonpayment, notice of acceleration or other notice of default.

In the event any provision of this Note (or any part of any provision) is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision (or remaining part of the affected provision) of this Note; but this Note shall be construed as if such invalid, illegal, or unenforceable provision (or part thereof) had not been contained in this Note, but only to the extent it is invalid, illegal, or unenforceable.

This Note is being executed and delivered, and is intended to be performed, in the State of Texas.  Except to the extent that the laws of the United State may apply to the terms hereof, the substantive laws of the State of Texas shall govern the validity, construction, enforcement and interpretation of this Note.

IN WITNESS WHEREOF, the Maker has executed this Note as of the date set forth above.

GULFSLOPE ENERGY, INC. By: ________________________ Name: John H. Malanga Title: CFO